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                                                                    EXHIBIT 99.1


                            JOINT REPORTING AGREEMENT

     In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with each other party hereto as follows:

     1. Each of the undersigned is eligible and, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, agrees to file a statement or statements on Schedule 13D pertaining to the common stock, $0.01 par value per share, of Diedrich Coffee, Inc., to which this agreement is an exhibit, for filing of the information contained therein.

     2. Each of the undersigned is responsible for the timely filing of such statement and any amendments thereto and for the completeness and accuracy of the information concerning such party contained therein, provided that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

     3. Each of the undersigned is agrees that such statement is filed by and on behalf of such party and that any amendment thereto will be filed on behalf of each such party.

     4. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument.

Dated:  May 9, 2001                          SEQUOIA ENTERPRISES L.P.,
                                             a California limited partnership

                                             By: /s/ PAUL C. HEESCHEN
                                                 -------------------------------
                                                     Paul C. Heeschen
                                                     General Partner

                                             PAUL C. HEESCHEN,
                                             an individual


                                             /s/ PAUL C. HEESCHEN
                                             -----------------------------------
                                                 Paul C. Heeschen